UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 30, 2012

HIGHBRIDGE COMMODITIES FUTURESACCESS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-54573	45-2608276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
4 World Financial Center, 10th Floor
250 Vesey Street,
New York, NY 10080
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (212) 449-3517

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

(a)(1) Highbridge Commodities FuturesAccess Master Fund LLC (the “Master Fund”), Merrill Lynch Alternative Investments LLC (“MLAI”) and Highbridge Capital Management, LLC (the “Trading Advisor”) are parties to an Amended and Restated Advisory Agreement dated as of October 31, 2011 (the “Advisory Agreement”).  MLAI is the sponsor of the Master Fund and of Highbridge Commodities FuturesAccess LLC (the “Registrant”), which invests all or substantially all of its assets in the Master Fund.  Pursuant to the Advisory Agreement, the Trading Advisor provides investment advisory services to the Master Fund, and directs the trading activities of the Master Fund.

On March 30, 2012 the Master Fund, MLAI and the Trading Advisor entered into an Amendment to the Advisory Agreement (the “Amendment”).

(2)  The Amendment provides that, during the period in which the performance of any investment vehicle or managed account operated or advised by the Trading Advisor (other than the Registrant, the Master Fund, BA Highbridge Commodities Fund LLC and Highbridge Commodities FuturesAccess Ltd.) is required by regulations promulgated under the Commodity Exchange Act or by rules of the National Futures Association to be disclosed in the Registrant’s disclosure document, the Trading Advisor shall deliver copies of all disclosure documents, fact cards, annual reports, semi-annual reports and monthly commentaries with respect to any such investment vehicles or managed accounts that implement a trading strategy substantially similar to the strategy implemented for the Master Fund.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.01
Amendment dated March 30, 2012 to the Amended and Restated Advisory Agreement dated as of October 31, 2011 among Highbridge Commodities FuturesAccess Master Fund Ltd., Merrill Lynch Alternative Investments LLC and Highbridge Capital Management, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHBRIDGE COMMODITIES FUTURESACCESS LLC

By: Merrill Lynch Alternative Investments LLC, its Manager

By:	/s/ Deann Morgan
Name: Deann Morgan
Position: Vice President and Manager

Date: April 5, 2012

HIGHBRIDGE COMMODITIES FUTURESACCESS LLC

FORM 8-K

INDEX TO EXHIBITS

Exhibit

10.01
Amendment dated March 30, 2012 to the Amended and Restated Advisory Agreement dated as of October 31, 2011 among Highbridge Commodities FuturesAccess Master Fund Ltd., Merrill Lynch Alternative Investments LLC and Highbridge Capital Management, LLC.